Exhibit 21.1
Subsidiaries [LEGAL TO REVIEW AND UPDATE]
SI Subsidiary, LLC (Maryland)
SIII Subsidiary, LLC (Maryland)
STAR 1250 West, LLC (Delaware)
STAR at Spring Hill, LLC (Delaware)
STAR Barrett Lakes, LLC (Delaware)
STAR Bella Terra, LLC (Delaware)
STAR Brentwood, LLC (Delaware)
STAR Brookfield, LLC (Delaware)
STAR Carrington KC, LLC (Delaware)
STAR Cumberland, LLC (Delaware)
STAR Delano, LLC (Delaware)
STAR Eagle Lake, LLC (Delaware)
STAR East Cobb, LLC (Delaware)
STAR Fielders Creek, LLC (Delaware)
STAR Harrison Place, LLC (Delaware)
STAR Hearthstone, LLC (Delaware)
STAR Heritage Place, LLC (Delaware)
STAR Horseshoe, LLC (Delaware)
STAR Hubbard, LLC (Delaware)
STAR Kensington, LLC (Delaware)
STAR Lakeside, LLC (Delaware)
STAR McGinnis Ferry, LLC (Delaware)
STAR Meadows, LLC (Delaware)
STAR Monticello, LLC (Delaware)
STAR Oasis, LLC (Delaware)
STAR Park Valley, LLC (Delaware)
STAR Preston Hills, LLC (Delaware)
STAR Randall Highlands, LLC (Delaware)
STAR Ridge Crossings, LLC (Delaware)
STAR River Run, LLC (Delaware)
STAR Shores, LLC (Delaware)
STAR Special Member LTD., Inc. (Delaware)
STAR Stoneridge, LLC (Delaware)
STAR Summer Valley, LLC (Delaware)
STAR T-Bone, LLC (Delaware)
STAR Terrace Cove, LLC (Delaware)
STAR Victory Station, LLC (Delaware)
STAR Wetherington, LLC (Delaware)
STAR Apartment REIT Limited Partner, LLC (Delaware)
Steadfast Apartment REIT Operating Partnership, L.P. (Delaware)